                               FORM 10-K DECEMBER 31, 1997

                                                    COMMISSION FILE NO. 1-8491

                                                                    EXHIBIT 11

                           HECLA MINING COMPANY AND SUBSIDIARIES

            CALCULATION OF WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING

                   For the Years Ended December 31, 1997, 1996 and 1995

                                                       Year Ended December 31,
                                                 ------------------------------------
                                                    1997         1996         1995
                                                 ----------   ----------   ----------
Shares of common stock issued at
 beginning of period                             51,199,324   48,317,324   48,144,274

The incremental effect of the issuance of
 new shares for cash, net of issuance costs       3,620,833    2,875,000          - -

The incremental effect of the issuance
 of new shares under Stock Option and
 Employee Stock Ownership Plans                       5,084        3,230      110,263
                                                 ----------   ----------   ----------

                                                 54,825,241   51,195,554   48,254,537

 Less:
   Weighted average treasury shares held             62,087       62,075       62,291
                                                 ----------   ----------   ----------

Weighted average number of common shares
 outstanding during the period                   54,763,154   51,133,479   48,192,246
                                                 ==========   ==========   ==========
